Exhibit 10(m)(m)(m)

GRANT AGREEMENT

Director Name:         <Full Name>                 ID: <No.>

Grant Date:            <Grant Date>

Grant Number:        <Grant No.>

Grant Price:            <Grant Price>

Award Amount:        <No. of Shares>

Award Type:             Non-Qualified Stock Options

Plan:	Second Amended and Restated HP Inc. 2004 Stock Incentive Plan

Vesting Schedule:	This Option vests 100% on the Grant Date and may be exercised in full as of the Grant Date

Stock Options

THIS GRANT AGREEMENT, as of the Grant Date set forth above between HP Inc., a Delaware corporation (“HP”), and the Director named above, is entered into as follows:

WHEREAS, HP has established the Second Amended and Restated HP Inc. 2004 Stock Incentive Plan (the “Plan”), a copy of which has been made available to the Director and is made a part hereof; and

WHEREAS, the Director has elected to receive a portion of his/her annual retainer in the form of an option under the Plan, as hereinafter set forth;

NOW THEREFORE, the parties hereby agree that in consideration of services rendered and to be rendered, HP grants the Director an option (the “Option”) to purchase the number noted above of its $0.01 par value HP common stock (the “Shares”) upon the terms and conditions set forth herein.

1.	This Option is granted under and pursuant to the Plan and is subject to each and all of the provisions thereof.

2.	The Option price shall be the per Share Grant Price set forth above.

3.
This Option is not transferable by the Director otherwise than by will or the laws of descent and distribution, and is exercisable only by the Director during his/her lifetime. This Option may not be transferred, assigned, pledged, or hypothecated by the Director during his/her lifetime, whether by operation of law or otherwise, and is not subject to execution, attachment or similar process.

4.	The Shares underlying this Option shall be fully vested as of the Grant Date.

5.	This Option will expire ten (10) years from the Grant Date set forth above, unless sooner terminated or canceled in accordance with the provisions of the Plan.

6.
This Option may be exercised by delivering to the Secretary of HP (or his/her delegate) a written notice stating the number of Shares as to which the Option is exercised (which notice must be accompanied by payment of the full Option price for such Shares), or by any other method HP has approved.

7.
All rights of the Director in this Option, to the extent that it has not been exercised, shall terminate upon the death of the Director (except as hereinafter provided). The Director may, by written notice to HP, designate one or more persons, including his/her legal representative, who shall by reason of the Director’s death acquire the right to exercise all or a portion of the Director’s Option. The person so designated must exercise this Option within the term of this Option set forth in paragraph 5. The person designated to exercise this Option after the Director’s death shall be bound by the provisions of the Plan.

8.	The Director hereby designates the following person(s) as the one(s) who may exercise this Option after his/her death as provided above:

Name: ________________________    Relationship: ________________________

Name: ________________________    Relationship: ________________________

The Director agrees that the designation above shall apply to this Option and all previous options granted to the Director under the Plan, and this designation shall supersede all previous designations, unless the Director indicates otherwise.
The Director may change the above designation at any time by filing with the Secretary of HP (or his/her delegate) a written notice of change.

9.
The Director agrees to receive stockholder information, including copies of any annual report, proxy and Form 10K, from the investor relations section of the HP web site at www.hp.com. The Director acknowledges that additional copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to HP’s Secretary (or his/her delegate).

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate the day and year first above written.

HP INC.

By _________________________________
Enrique Lores
President and Chief Executive Officer

By _______________________________
Tracy Keogh
Chief Human Resources Officer

Signed _________________________________
<Full Name>